UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
September 13, 2017
Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2017, Kronos International, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant ("KII"), completed its previously announced offering of senior notes, consisting of euro 400 million aggregate principal amount of its 3.750% Senior Secured Notes due 2025 (the "Notes"). The Notes were issued pursuant to an Indenture (the "Indenture"), dated as of September 13, 2017, among KII, the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee, collateral agent, paying agent, transfer agent and registrar.  The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the registrant and each of the registrant's direct and indirect domestic, wholly-owned subsidiaries (collectively, the "Guarantors").  Pursuant to a Pledge Agreement (the "Pledge Agreement"), dated as of September 13, 2017, among KII, the Guarantors and Deutsche Bank Trust Company Americas, as collateral agent, the Notes and the related guarantees are collateralized on a first priority basis by (i) 100% of the common stock or other ownership interests of each existing and future direct domestic subsidiary of KII or any Guarantor and (ii) and 65% of the voting common stock or other ownership interests and 100% of the non-voting common stock or other ownership interests of each foreign subsidiary that is directly owned by KII or any Guarantor.

The Notes mature on September 15, 2025, and bear interest at a rate of 3.750% per annum, payable semi-annually on March 15 and September 15 of each year, beginning March 15, 2018. The Notes were issued at par in a transaction exempt from the registration requirements under the Securities Act of 1933 (the "Securities Act") and will be resold within the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Indenture contains a number of covenants and restrictions which, among other things, restricts the ability of the registrant and its subsidiaries to incur or guarantee debt, incur liens, make dividend payments or other restricted payments, enter into transactions with affiliates, or merge or consolidate with, or sell or transfer all or substantially all of their respective assets to, another entity. These covenants are subject to a number of important qualifications and exceptions. Further, during any such time when the Notes are rated investment grade by each of Moody's Investors Service, Inc. and S&P Global Ratings and no Default (as defined in the Indenture) has occurred and is continuing, certain of the covenants will be suspended with respect to the Notes.

At the registrant's option, prior to September 15, 2020, some or all of the Notes may be redeemed at a price equal to 100% of the principal amount thereof, plus a "make-whole" premium (as defined in the Indenture), plus accrued and unpaid interest. At the registrant's option, the Notes may be redeemed on or after September 15, 2020 at redemption prices ranging from 102.813% of the principal amount, declining to 100% on or after September 15, 2023, plus accrued and unpaid interest. In addition, on or before September 15, 2020, the registrant may redeem up to 40% of the Notes with the net proceeds of certain public or private equity offerings at 103.750% of the principal amount, plus accrued and unpaid interest, provided that following the redemption at least 60% of the Notes that were originally issued remain outstanding. If the registrant or KII experience certain change of control events, as outlined in the Indenture, KII would be required to make an offer to purchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest. The registrant would also be required to make an offer to purchase a specified portion of the Notes at par value in the event the registrant and its subsidiaries generate a certain amount of net proceeds from the sale of assets outside the ordinary course of business, and such net proceeds are not otherwise used for specified purposes within a specified time period.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture or the Notes, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 30% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

Copies of the Indenture (including the form of the Note) and the Pledge Agreement (collectively, the "Note Documents") are attached as Exhibit 4.1 and 4.2, respectively, to this report and are incorporated herein by reference.  The foregoing descriptions of the Note Documents do not purport to be complete and are qualified in their entirety by reference to the Note Documents. This summary of the principal terms of the Note Documents, and the copies of the Note Documents, have been included to, among other things, provide holders of the registrant's common stock with information regarding their terms. They are not intended to provide any other factual information about the registrant and its subsidiaries or the matters covered therein. The representations, warranties and covenants contained in the Note Documents were made solely for purposes of the Note Documents and as of specific dates, were solely for the benefit of the parties to the Note Documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Note Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to holders of the registrant's common stock.  Holders of the registrant's common stock are not third-party beneficiaries under the Note Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Note Documents, which subsequent information may or may not be fully reflected in the registrant's public disclosures.

The registrant used a portion of the net proceeds ($338.6 million) of the Offering to prepay in full the outstanding balance under the registrant's term loan indebtedness, issued pursuant to that certain Credit Agreement (the "Term Loan Credit Agreement") dated February 18, 2014 by and among the registrant and Deutsche Bank AG New York Branch, as amended.  As a result of such prepayment, the Term Loan Credit Agreement and related documents were terminated effective September 13, 2017.  The registrant also used a portion of the net proceeds of the Offering ($21.0 million) to repay the outstanding balance under the registrant's existing North American revolving credit facility.  The balance of the net proceeds of the Offering are available for the registrant's general corporate purposes.

Item 7.01	Regulation FD Disclosure

The registrant hereby furnishes the information set forth in the press release issued on September 13, 2017, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information, including exhibit 99.1, the registrant furnishes in this Item 7.01 is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

4.1
Indenture, dated as of September 13, 2017, among Kronos International, Inc., the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee, collateral agent, paying agent, transfer agent and registrar.

	4.2	Pledge Agreement, dated as of September 13, 2017, among Kronos International, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as collateral agent.

	99.1	Press release dated September 13, 2017 issued by the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: September 13, 2017	Executive Vice President and Chief Financial Officer